LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

The undersigned, as a Section 16 reporting person of Arcus Biosciences, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints each of the persons listed on Exhibit A attached hereto, the undersigned's true and lawful attorney-in-fact to:
(1)	complete and execute Form ID, "Update Passphrase Confirmation" form and
Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determined to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and
(2)	do all acts necessary in order to file such forms with the Securities and
Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.
The undersigned hereby grants to the attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted and hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue of this Power of Attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934 (as amended).
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of June, 2019.

By: /s/ Yasunori Kaneko
Name: Yasunori Kaneko

EXHIBIT A

Terry Rosen, Ph.D.
Juan C. Jaen, Ph.D.
Rekha Hemrajani
Carolyn Tang
Jason Barker
Jennifer Yip
Kenneth Guernsey
Brett White
Eric Steiner